EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-56869 on Form S-3; Registration Statement No. 33-57673 on Form S-8; Registration Statement No. 33-11631 on Form S-8; Registration Statement No. 33-57470 on Form S-3; Registration Statement No. 333-27079 on Form S-8; Registration Statement No. 333-87869 on Form S-8; Registration Statement No. 333-88067 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 333-79305 on Form S-8; Registration Statement No. 333-75482 on Form S-3 and Registration Statement No. 333-82588 on Form S-8 of FPL Group, Inc., of our report dated February 8, 2002, except for Note 18, as to which the date is March 25, 2002, appearing in this Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 2001.

We also consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3; Post-Effective Amendment No. 1 to Registration Statement No. 33-46076 on Form S-3 and Registration Statement No. 333-58630 on Form S-3 of Florida Power & Light Company, of our report dated February 8, 2002, except for Note 18, as to which the date is March 25, 2002, appearing in this Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 2001.

We also consent to the incorporation by reference in Registration Statement No. 333-75482-01 on Form S-3 of FPL Group Capital Inc, of our report dated February 8, 2002, except for Note 18, as to which the date is March 25, 2002, appearing in this Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Miami, Florida
March 25, 2002